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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                    SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                 ON BEHALF OF
                   STRATS(SM) TRUST FOR GOLDMAN SACHS GROUP
                           SECURITIES, SERIES 2004-8
                  ------------------------------------------

            (Exact name of registrant as specified in its charter)

                 Delaware                                52-2316339
(State of incorporation or organization)     (IRS Employer Identification No.)

                              One Wachovia Center
                              301 S. College St.
                     Charlotte, North Carolina 28288-0630

                   (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-111858-03

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                          Name Of Each Exchange On Which
Be So Registered                                Each Class Is To Be Registered
---------------------                           ------------------------------
1,600,000 STRATS(SM) Certificates,              New York Stock Exchange, Inc.
Series 2004-8

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     The description of the STRATS(SM) Certificates, Series 2004-8, is contained in the Prospectus, dated March 24, 2004, included in the Registrant's Registration Statement on Form S-3 (No. 333-111858) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated June 18, 2004, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

          1. Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Synthetic Fixed-Income Securities, Inc. are set forth as Exhibit 3.2 to the Registration Statement on Form S-3 and are incorporated herein by reference.

          3. Base Trust Agreement, dated as of September 26, 2003 is attached to the Form 8-A, dated September 30, 2003, filed by Registrant with the Securities and Exchange Commission on October 1, 2003, and is incorporated herein by reference.

          4. Prospectus Supplement dated June 18, 2004 and Prospectus dated March 24, 2004, filed by Registrant with the Securities and Exchange Commission on June 28, 2004, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. The STRATS(SM) Certificates Series Supplement 2004-8, dated as of June 29, 2004 will be filed under cover of Form 8-K within 15 days of the Closing Date of the Certificates and is incorporated herein by reference.

                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SYNTHETIC FIXED-INCOME SECURITIES, INC.

                                        (Registrant)






                                        By:  /s/ James Whang
                                             --------------------------------
                                             Name:   James Whang
                                             Title:  Director


Date:  June 28, 2004



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